EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Duke Realty Corporation:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-232816, No. 333-224538, No. 333-128132, No. 333-108556, No. 333-70678, No. 333-59138, No. 333-51344, No. 333-39498, No. 333-35008, No. 333-85009, No. 333-82063, No. 333-66919, No. 333-50081, No. 333-26833, No. 333-24289 and No. 033-64659), Form S-4 (No. 333-77645) and Form S-8 (No. 333-205981, No. 333-185583, No. 333-160960, No. 333-128133, No. 333-124364, No. 333-113907, No. 333-59508, No. 333-35162, No. 333-39965 and No. 033-55727) of Duke Realty Corporation of our report dated February 25, 2020, with respect to the consolidated balance sheets of Duke Realty Corporation and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2019, the related notes and financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2019, which report appears in the December 31, 2019 combined annual report on Form 10-K of Duke Realty Corporation and Duke Realty Limited Partnership.

/s/ KPMG LLP

Indianapolis, Indiana
February 25, 2020